UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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VSURANCE, INC.
(Name of Registrant As Specified In Charter)

Not Applicable
(Name of Person(s) Filing the Information Statement if other than Registrant)

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Vsurance, Inc.

540 N Golden Circle, Suite 304

Santa Ana, California 92705

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (the “Information Statement”) will be mailed on or about February 10, 2008 to the stockholders of record, as of January 30, 2008, of Vsurance, Inc., a Nevada corporation (the “Company”) pursuant to: Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

(1)	The name of the Company was changed to Ensurapet, Inc., was ratified;

(2)	Enacted a one for one thousand reverse stock split, to be effective as of the filing of an amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State was ratified;

(3)	Adopt prior board resolutions wherein amendments to the Articles of Incorporation had been filed with the Nevada Secretary of State to establish a preferred E and F stock class:

•

Pursuant to Board Resolution on November 28, 2007 the Board amended its Articles of Incorporation on December 20, 2007 so that the Company was authorized to issue 21,100,000 shares of preferred stock, $0.001 par value. The articles of December 20, 2007 authorized 20,000,000 class E preferred shares; was ratified;

•

Pursuant to Board Resolution on December 27, 2007 the Board amended its articles of Incorporation on January 11, 2008 so that the Company was authorized to issue 1,000,000 class F preferred shares; was ratified; and

(4)	Adopt pursuant to Board Resolution of December 21, 2007 the exchange of 12,450,000 common shares for 12,450,000 preferred class E shares was ratified.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this notice carefully. It describes the essential terms of the name change, reverse stock split, adoption of prior board resolutions which established a series E and F preferred stock; and the exchange of common shares for preferred E shares of securities. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING

WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ W. Russell Smith, III
W. Russell Smith, III
CEO

February 7, 2008

Vsurance, Inc.

540 N Golden Circle, Suite 304

Santa Ana, California 92705

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

(1)	The name of the Company was changed to Ensurapet, Inc. was ratified;

(2)	Enacted a one for one thousand reverse stock split, to be effective as of the filing of an amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State, was ratified;

(3)	Adopt prior board resolutions wherein amendments to the Articles of Incorporation had been filed with the Nevada Secretary of State to establish a preferred E and F stock class:

•

Pursuant to Board Resolution on November 28, 2007 the Board amended its Articles of Incorporation on December 20, 2007 so that the Company was authorized to issue 21,100,000 shares of preferred stock, $0.001 par value. The articles of December 20, 2007 authorized 20,000,000 class E preferred shares; was ratified;

•

Pursuant to Board Resolution on December 27, 2007 the Board amended its articles of Incorporation on January 11, 2008 so that the Company was authorized to issue 1,000,000 class F preferred shares; was ratified.; and

(4)	Adopt pursuant to Board Resolution of December 21, 2007 the exchange of 12,450,000 common shares for 12,450,000 preferred class E shares was ratified.

The Board of Directors has fixed the close of business on January 30, 2008, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL

BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business January 30, 2008, the Record Date, are entitled to notice of the action to be effective on or about February 20, 2008. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder how they can notify the Company of their wish to receive a separate copy.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

•

Changes in relationships with major customers and/or suppliers: an adverse change in our relationships with major customers and/or suppliers would have a negative impact on our earnings and financial position.

•

Armed conflicts and other military actions: the considerable political and economic uncertainties resulting from these events, could adversely affect our order intake and sales, particularly in the limousine market.

•	Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company

THE COMPANY

Vsurance, Inc. is a Nevada corporation that was incorporated on July 26, 2005. We are a development stage company. We were created to provide beneficial pet and horse resource centers—VetpetMD, Spot the Pet, and Purrfect Pet Club—via the worldwide web in order to sell pet merchandise as an online affiliate of a leading pet retailer, lost and found registration services (Pet ID tags), global positioning system technologies to locate lost pets and horses, and lastly liability, life, and health insurance policies to cover property damage and veterinary expenses from and on pets and horses in the United States, United Kingdom and in other pet and horse concentrated countries.

We are a leading provider of pet health information services to pet owners, veterinarians, animal healthcare professionals, and pet service providers, which includes life and health insurance for pets, horses, and other companion animals through our public online portals. We are organizing our business into these two operating segments as follows; however, since we remained a development stage company at December 31, 2006, we have represented the business as one operating segment at this time:

•

Online and Other Services. The Vsurance Beneficial Resource Centers consist of the public portals that we own, such as www.VetpetMD.com. These along with our other pet/animal owner portals help owners take an active role in managing their pet’s health by providing objective healthcare and lifestyle information. Our public portals generate revenue primarily through the sale of advertising and sponsorship products from Petsmart® as an affiliate.

•

Insurance Services. We sell several pet health insurance plans for dogs and cats that provide reimbursement of veterinary expenses incurred to treat an illness or injury and on some policies routine/preventive care treatment such as vaccinations: Protect 1, Protect 2, Protect 3, and Protect 4 all of which provided an accidental life insurance policy with an endorsement for death due to an illness. We are authorized to underwrite a pet replacement (life) insurance plan for dogs and cats with death benefit limits ranging from $1,000 to $10,000. We have not yet introduced this product to the marketplace but look to do so in late 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables are as follows: the first table shows the amount of our capital stock beneficially owned by the majority voting shares by class as a group as of January 30, 2008, and the second table shows the amount of our capital stock beneficially owned by all of our directors and executive officers as a group as of January 30, 2008. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of January 30, 2008, we had 112,750,258 shares of common stock outstanding.

Using the common number of shares determined who collectively held a majority of the voting power of our capital stock. Further, this majority shareholder brought forth these recommended actions without any form of solicitation. This shareholder collectively, whom represents a majority of the issued and outstanding voting capital stock communicated to the board of directors without any solicitation by or from the company the need and immediate necessity for the Company to file a reverse stock split and name change in light of the recent stock decline and pending foreclosure by senior lender.

Majority Voting Shareholder Table

Name	Title of Class	Shares Beneficially Owned (1)	Percent of Class	Majority Vote of Acceptance	Percent of Vote
W. Russell Smith, III	Common	60,000,000	53%	Yes	53%
All other shareholder	Common	52,750,258	47%		0%

Total of all shares		112,750,258
Total of all shares majority voting		60,000,000	53%		53%

Directors and Executive Officers Table

Name and Address	Title of Class	Shares Beneficially Owned (1)	Percent of Class(1)
J Matt Lile 540 N Golden Cir, Suite 304 Santa Ana, California 92705 (President)	Common	4,500,000	4%

Malcolm Pollard 540 N Golden Cir, Suite 304 Santa Ana, California 92705 (Director)	Common	583,750	1%

Ann Perniciaro 540 N Golden Cir, Suite 304 Santa Ana, California 92705 (Director)	Common	333,750	0.3%

Allen Hayes 540 N Golden Cir, Suite 304 Santa Ana, California 92705 (Director)	Common	333,750	0.3%

J Mike Pickens 540 N Golden Cir, Suite 304 Santa Ana, California 92705 (Director until 8/17/07)	Common	250,000	0.2%

W. Russell Smith, III 540 N Golden Cir, Suite 304 Santa Ana, California 92705 (Director & CEO from 8/17/07)	Common	60,000,000	53%

*	Less than 1%.
(1)	Applicable percentage of ownership is based on 112,750,258 shares of common stock, issued and outstanding as of January 30, 2008, together with applicable stock issues pursuant to board resolutions and options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The directors and executive officer as of December 31, 2007 were as follows:

Name	Age	Position
J Matt Lile	49	President

Allen Hayes	62	Director

Malcolm Pollard	65	Director, Secretary and Treasurer

Ann Perniciaro	42	Director

W. Russell Smith, III	44	Director & CEO from 8/17/07

Background Information

J. Matt Lile, III, RHU, President since 11/30/05, age 49:

•

1998 to present: President and CEO of Advanced Insurance Group of America and subsidiaries being Advanced Insurance Brokerage, Advanced Insurance Administration, Physicians Medical Review, Employers Choice Health Alliance, Risk Management Solutions, and Med RX. Additional, Mr. Lile owns 100% of Cosmopolitan Life Insurance Company, a private insurance company charted in Arkansas in 1931.

Allen A. Hayes, MD, PhD, Director since 8/31/05, age 61:

•	1995 to 2000: Under Harold Lasker MD on a part-time basis at South Oaks Hospital provided medical services for physically challenged.

•	1997 to 2000: Independent medical practitioner in sports medicine at Rutgers University.

Malcolm L. Pollard, JD, CPA, Director, Secretary and Treasurer since 8/31/05, age 65:

•

1990 to present: Self employed attorney and certified public accountant, Erie Pennsylvania. Engaged in a varied practice involving tax, contracts, domestic relations, bankruptcy, startup ventures, quality and peer reviews, and generalized accounting practices.

•

1989 to 1990: Served as the Divisional Controller and Administrative Manager for Great Lakes Evergreen Division of American Nursery Products, Madison, Ohio preparing financial reports and handling administrative matters for division of major agribusiness.

Ann Perniciaro, Director since 8/31/05, age 42:

•

1993 to present: Self employed fashion designer, Birmingham Michigan. Provide fashion, style, and accessorizing advice to customers including the development of privately designed clothing products. Customer clientele includes not only celebrities, dignitaries, corporate executives, but retail labels such as Gucci, Ralph Lauren, and Max Mara.

W. Russell Smith, III, Director & CEO since 8/17/07, age 44

•

Is a pet insurance and marketing professional in the pet sector whose relationships extend to some of the largest insurance markets in the world, such as Munich Re. He is a licensed property and casualty insurance broker—fifty states—with over 13 years of experience in the consumer financial services industry. He manages the general agency operations and directs all policy administration, claims management, information systems and operational reporting for both the insurer and the reinsurer. He was from 2002 through 2005 the Chairman and CEO of the Hartville Group, a pet insurance provider,

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company directors and executive officers, and persons who own more than ten percent (10%) of the Company’s outstanding common stock, file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the Commission to furnish the Company with copies of all such reports they file. The Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation, as of July 2, 2007, all of the Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been satisfied.

Audit Committee

The principal functions of the Audit Committee is to recommend the annual appointment of the Company’s auditors concerning the scope of the audit and the results of their examination, to review and approve any the Company’s internal control procedures. Our audit committee consists of Malcolm Pollard who is Chairman of the Committee and Mr. Pollard, a certified public accountant. The Board of Directors believes that the Audit Committee, is capable of concluding that the Company’s disclosure controls and procedures were effective for purposes of the Securities Exchange Act of 1934 filings with the Securities and Exchange Commission. The full audit committee is currently being constituted and will have two outside directors, one of which will be the chairman.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended 2007, paid to our most highly compensated executive officers.

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J Matt Lile, President	2007	60,000		—				08	60,000
W. Russell Smith, CEO	2007	100,000		—				08	100,000

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
NONE

2007 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
NONE

2007 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
NONE

2007 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
NONE

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Malcolm Pollard	8,739	—					8,739
Allen Hayes	6,766	—					6,766
Ann Perniciaro	8,703	—					8,703
W. Russell Smith	0	—					0

2007 OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments /Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
None

2007 PERQUISITES TABLE

Name	Year	Personal Use of Company Car/Parking	Financial Planning/ Legal Fees	Club Dues	Executive Relocation	Total Perquisites and Other Personal Benefits
NONE

Aggregated Option Exercises in Last Fiscal Year And Fiscal

Year-End Option Values

The Company has not issued any stock options to any of the executive officers listed in the Summary Compensation Table above.

Compensation of Directors

Change in Control

We have a significant financial indebtedness with Samir Financial. On December 15, 2005, we executed a Loan and Security Agreement with Samir Financial, LLC (the “Lender”) for $4,000,000. This loan was due in full at the end of twelve months (December 14, 2006). We were unable to pay off this loan at that time. Samir Financial has agreed to extend the loan until June 15, 2007 in exchange for a $500,000 extension fee. At December 31, 2006, we had not paid the extension fee. A portion of the fee was paid – $200,000 – in January 2007; however, a balance of $300,000 remains outstanding. The loan payoff of $5,000,000 was set for June 15, 2007, and was not made. The demand date of the loan’s maturity has now been set at December 31, 2007 for $5.3 million. . Security for this loan is all company assets and a controlling stock position if the loan were to be in default.

The Board of Directors on January 30, 2008, authorized and issued 60,000,000 common shares of the company’s common stock valued at $0.0015 to W. Russell Smith, III Chairman and CEO. These shares were issued in order to retain him in this capacity as Chairman and CEO. The company does not have sufficient operating capital run the company nor the ability to pay compensation. The Company is presently not in a position to repay this loan and the Company cannot afford to loose its CEO and pet insurance industry expert. If the Company were to loose this vital person, the guarantor of the Samir loan, and key man as designated by the Key Man life insurance which has been assigned as collateral to Samir Financial all shareholders, investors and participants would loose their entire investment by virtue of the immediate foreclosure by the lender.

In exchange for these shares Mr. Smith will continue on as Chief Executive Officer; continue to personally guarantee the Samir loan; and continue to develop the company’s business model and the successful turnaround of all operations including the repayment of the Samir Financial debt.

Indemnification

Our Articles of Incorporation and Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 5, 2006 the Company borrowed $25,000 from a shareholder. The note is due March 1, 2007 and is at 30% interest. The loan was not repaid on its due date. The balance of the loan at December 31, 2007 and December 31, 2006 was $32,500 and $25,000 respectively.

The Company has leased over 4,000 square feet of office space from its President. The lease will begin in 2007 and provides a lease rate at market value. This transaction was entered into for the benefit of those services being rendered—establishment of the agent network to PEOs, Associations, Unions, and Employers—and for extending office space to the company at a discounted rate for a minimum of five years—set forth in the schedule below—to launch operations of Vsurance in exchange for 500,000 shares of Class A preferred stock. Rental space located in downtown Little Rock in a historic building on the national register of some 4,000 plus square feet with adjacent accommodations for management.

Lease Year	Lease Rate	Market	Savings/loss to owner
One	$4.00	$10	$24,000
Two	$5.00	$10	$20,000
Three	$6.00	$10	$16,000
Four	$7.00	$10	$12,000
Five – Ten	$8.00	$10	$8,000

Total all years			$80,000

INDEPENDENT PUBLIC ACCOUNTANTS

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended December 31, 2006 and the quarterly 10QSB filings for the first, second, and third quarters of 2007.

We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

STOCK OPTIONS AND WARRANTS

None have been issued.

NAME CHANGE

The Board of Directors by a majority has voted in favor to change the name of the company to Ensurapet, Inc.

This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting capital stock of the Company.

MATERIAL TERMS OF THE REVERSE SPLIT

The consenting stockholders believe that the Reverse Split will be in the best interests of the Company and its stockholders because the Company believes the Reverse Split will maximize stockholder value. The potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Company’s common shares. The Board, at the request of the consenting stockholders has by majority adopted a resolution to effect a one-for-thousand (1:1000) reverse stock split (the “Reverse Split”) of the Common Stock. The Board believes that the Reverse Split is in the Company’s best interests, principally because it may increase the trading price of the Common Stock and it reduces the capital structure which might enable the Company to raise capital in order to repay the Samir Financial loan. The Company had been in default to Samir Financial since the $4 million loan actually matured December 14, 2006. This loan was extended until June 15, 2007, provided the Company paid the $500,000 extension fee. Only $200,000 has been paid toward this extension. The demand date of the loan’s maturity has now been set at December 31, 2007 for $5.3 million. Capital must be raised if this loan, which is secured by all company assets, is to be repaid. With that said there are no pending stock offerings, investments, or planned equity sales at this time. An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community and give us an opportunity to possibly restructure the loan. For example, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company’s business objectives.

As of January 30, 2008, there are 112,750,258 shares of common stock issued and outstanding. The immediate effect of the Reverse Split will be to reduce the number of presently issued and outstanding shares of Common Stock from approximately 112,750,258 to approximately up to 112,750. The Company, after this Reverse Split shall have 12,562,750 issued and outstanding preferred and common shares, which leaves 487,437,250 shares available for issuance following the Reverse Split. We have no plans, proposals, or arrangements, written or otherwise, at this time to issue any of the additional authorized shares at his time.

The Reverse Split will affect all of the holders of the Company’s Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares as no fractional shares will be issued in connection with the Reverse Split. Any fractional shares will be rounded to the next whole share. Shareholders who would otherwise be entitled to receive fractional shares will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. No shareholders will receive cash in lieu of fractional shares.

The Reverse Split of the Common Stock is expected to become effective after we file Articles of Amendment to our Articles of Incorporation (the “Effective Date”). Upon the Effective Date, the Company will notify the National Association of Securities Dealers and request an ex-dividend date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued at this time.

We will, in the filing of our Articles of Amendment to our Articles of Incorporation, retain the authorized shares at 500,000,000 shares at a par value of $0.001.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting capital stock of the Company.

APPROVE NEW CLASSES OF PREFERRED SHARES

MATERIAL TERMS OF THE NEW CLASSES OF PREFERRED SHARES

As of August 2007 the Company was only authorized to issue 100,000 shares of class D preferred voting stock. The class D preferred stock has no conversion rights to common shares.

Pursuant to Board Resolution on November 28, 2007 the Board amended its Articles of Incorporation on December 20, 2007 so that the Company was authorized to issue 21,100,000 shares of preferred stock, $0.001 par value. The articles filed on December 20, 2007 authorized 20,000,000 class E preferred shares. The majority shareholder has adopted and approved the resolution on January 30, 2008 and has ratified the Board’s resolution of November 28, 2007.

Pursuant to Board Resolution on December 27, 2007 the Board amended its articles of Incorporation on January 11, 2008 with the Nevada Secretary of State to authorize the company to issue 1,000,000 class F preferred shares. The majority shareholder has adopted and approved the resolution on January 30, 2008 and has ratified the Board’s resolution of December 27, 2007.

There are no pending stock offerings, investments, or plan equity sales at this time. This increase is merely, an administrative process, to reduce any further Article filing fees if changes needed to be made.

Preferred Stock

Our board of directors will have the authority, without further action by the shareholders, to issue such shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series. The issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. Further, the class D preferred is non-dilutive voting control only with no conversion rights to common stock; new class E preferred non-voting/non-dilutive converts to common shares 1:1; and the new class F preferred non-voting converts to common shares 1:50, that is, one share of preferred class F will equal 50 common shares.

Class E

On November 28, 2007 The Board of Directors unanimously approved the amendment to the articles of incorporation and filed the amendments with the Nevada Secretary of State on December 20, 2007. This was done without shareholder consent. On December 21, 2007 the Board of Directors approved a resolution to return 12,450,000 common shares back to a preferred status since these were encumbered shares and served as collateral for the Samir Financial loan. The preferred shares were collateral for a company loan and should not have been converted to common. Since Preferred class A no longer existed the common shares were exchanged for Preferred E shares. Preferred E has a one to one conversion ratio and no voting rights. The majority shareholder has adopted and approved the resolution on January 30, 2008 and has ratified the Board’s resolution of November 28, 2007, wherein the preferred class E was created for 20,000,000 shares at $0.001 par value and returning 12,450,000 common shares back to a preferred status of 12,450,000 preferred E.

Class F

On December 27, 2007 The Board of Directors unanimously approved the amendment to the articles of incorporation and filed the amendments with the Nevada Secretary of State on January 11, 2008. This was done without shareholder consent. The majority shareholder has adopted and approved the resolution on January 30, 2008 and has ratified the Board’s resolution of December 27, 2007 wherein the preferred class F was created for 1,000,000 shares at $0.001 par value.

This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting capital stock of the Company.

EXCHANGE OF SECURITIES

On December 21, 2007, the Board of Directors approved a resolution to exchange 12,450,000 common shares for 12,450,000 preferred class E shares. The Company has a significant financial indebtedness with Samir Financial. On December 15, 2005, we executed a Loan and Security Agreement with Samir Financial, LLC (the “Lender”) for $4,000,000. This loan was due in full at the end of twelve months (December 14, 2006). We were unable to pay off this loan at that time. Samir Financial extended the loan until June 15, 2007 in exchange for a $500,000 extension fee. At December 31, 2006, we had not paid the extension fee. A portion of the fee was paid – $200,000 – in January 2007; however, a balance of $300,000 remains outstanding. The loan payoff of $5,000,000 was set for June 15, 2007, and was not made. Security for this loan is all company assets, key man life insurance policy on the loan guarantor—W. Russell Smith, III CEO—and preferred stock.

On October 12, 2007 the company in order to simplify its corporate stock structure converted at its discretion all unencumbered preferred stock to common shares and filed an 8-K. This action was taken with the understanding that the Company would secure the necessary funding on or before December 1, 2007 and repay the Samir Financial loan.

The Company did not repay the loan and was not in compliance with the lender as to the collateral. In order to restore compliance with the collateral requirements of the Samir loan and stop the immediate foreclosure by the lender the shareholder who had collateralized the loan agreed to exchanged 12,450,000 common shares that had previously been preferred A and held as collateral on the Samir loan back to a preferred status. Since preferred class A no longer existed the 12,450,000 common shares were exchanged for Preferred E shares. Since these preferred class series E shares convert 1:1 and are non-voting no consideration was given by the Company for this transaction.

The company does not have sufficient operating capital run the company nor the ability to repay this loan. The Company has a $5 million liability to Samir Financial not counting its present past due and delinquent payables. The exchange of security restored the collateral for the loan. If this action would not have been taken all shareholders, investors and participants would have lost their entire investment by virtue of the immediate foreclosure by the lender. The general effect of this transaction was as follows: restoring common shares to preferred stock the Company remained in compliance with the collateral requirements on the loan and stayed off the immediate impending foreclosure.

This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting capital stock of the Company.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH

RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss will be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the shares exchanged. The shareholder’s holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

This summary of the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts, and the tax treatment to particular stockholders may vary depending upon each stockholder’s particular facts and circumstances. Accordingly, each stockholder should consult with the stockholder’s own tax advisor with respect to all of the potential tax consequences of the Reverse Split.

DISSENTER’S RIGHTS OF APPRAISAL

The general corporation law of the State of Nevada does not provide for dissenter’s rights of appraisal in connection with the above actions.

Additional Information

If you have any questions about the actions described above, you may contact Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2006 on Form 10-KSB with the SEC. A copy of the annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to the Company at 540 N Golden Circle, Suite 304, Santa Ana, California 92705. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

Information Incorporated By Reference

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006.

Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any shareholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

Distribution of Information Statement

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

By	/s/ W. Russell Smith, III
W. RUSSELL SMITH, III

Date: February 7, 2008